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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 West Hillsboro Blvd. Building 3 Suite 207 Deerfield Beach, FL	33441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 973-2133

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement commun ications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2011, Alto Group Holdings, Inc, (the "Company") converted into common stock a certain promissory note (the "Note") originally issued by the Company on December 1, 2010. Subject to the terms and conditions of the conversion agreement entered into with the Note holder, the Company agreed to convert the Note into 29,000,000 shares of common stock of the Company.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 above, on August 30, 2011, the Company issued 29,000,000 shares of common stock to a holder of a Note issued by the Company on December 1, 2010. The Noteholder is an “accredited investor” as defined under Rule 501 of Regulation D. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that this transaction was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: September 2, 2011	By:	/s/ Mark Klok
Mark Klok Chief Executive Officer